SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2021 (August 13, 2021)

TPB ACQUISITION CORPORATION I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40732	98-1582136
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Letterman Drive, Suite A3-1 San Francisco, CA		94128
(Address of principal executive offices)		(Zip Code)

(415) 854-7074

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant	TPBAU	Nasdaq Capital Market
Class A ordinary shares included as part of the units	TPBA	Nasdaq Capital Market
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share of at an exercise price of $11.50	TPBAW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On August 13, 2021, TPB Acquisition Corp. I (the “Company”) consummated an initial public offering (the “IPO”) of 17,500,000 units, at an offering price of $10.00 per Unit and a private placement with TPB Acquisition Sponsor I, LLC of 4,000,000 private placement warrants at a price of $1.50 per warrant. On August 17, the Company consummated a partial exercise by the underwriters of the IPO of their over-allotment option for 536,299 units (the “Overallotment Units”) and 71,507 private placement warrants (together with the private placement warrants offered and sold in the IPO, the “Private Placement”). The net proceeds from the IPO and the Overallotment Units together with certain of the proceeds from the Private Placement, $180,362,990 in the aggregate, were placed in a trust account established for the benefit of the Company’s public shareholders and the underwriters of the IPO with Continental Stock Transfer & Trust Company acting as trustee.

An audited balance sheet as of August 13, 2021 has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits

99.1	Audited Balance Sheet, as of August 13, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2021	TPB ACQUISITION CORPORATION I

	By:	/s/ David Friedberg
	Name:	David Friedberg
	Title:	Chief Executive Officer

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